Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203313) pertaining to the Forward Pharma A/S 2014 Omnibus Equity Incentive Compensation Plan of our report dated April 14, 2021, with respect to the consolidated financial statements of Forward Pharma A/S included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

April 14, 2021